UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 23, 2011 (May 20, 2011)
Date of Report (Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

(276) 326-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 20, 2011, First Community Bancshares, Inc. (the “Company”) sold in a private placement 18,921 shares of its 6.00% Series A Noncumulative Convertible Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), for total consideration of $18,921,000.  Such shares of Series A Preferred Stock were issued pursuant to the terms of Stock Subscription Agreements, dated May 20, 2011, among the Company and the purchasers identified therein. A form of Stock Subscription Agreement is attached hereto as Exhibit 10.1. The shares of Series A Preferred Stock were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof as a transaction to accredited investors not involving a public offering.

The Series A Preferred Stock carries a dividend rate of 6.00% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2011.  Dividends are non-cumulative and are only payable when and if declared by the Company’s board of directors. The shares have a per share liquidation value of $1,000 and are convertible into 69 shares of the Company’s common stock at any time by the holder.  In total, the shares of Series A Preferred Stock are convertible into 1.27 million shares of the Company’s common stock (the “Converted Common Shares”). If not converted sooner, the shares of Series A Preferred Stock are mandatorily convertible into the Company’s common stock on May 20, 2016. The Company may redeem the shares of Series A Preferred Stock after three years, in whole or in part, at a price per share equal to the $1,000 liquidation value per preferred share, plus all declared and accrued and unpaid dividends.

In connection with the closing of the issuance and sale of the Series A Preferred Stock, the Company and the purchasers entered into a registration rights agreement, the form of which is attached hereto as Exhibit 10.2. Pursuant to the registration rights agreement, the Company (i) will file a shelf registration statement with the Securities and Exchange Commission with respect to the Converted Common Shares within 45 days of the closing; (ii) will use its best efforts to have such shelf registration statement declared effective within 90 days from the filing of such shelf registration statement and (iii) will use its best efforts to maintain such shelf registration statement’s effectiveness so as to facilitate resale of the Converted Common Shares until the earlier of (x) such time as all of the Converted Common Shares have been publicly sold by the holders or (y) the date that all Converted Common Shares may be sold by non-affiliates without restriction under Rule 144 of the Securities Act.

The Company issued a press release regarding the private placement of the Series A Preferred Stock on May 23, 2011, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

4.1	Certificate of Designation of the 6.00% Series A Noncumulative Convertible Preferred Stock of First Community Bancshares, Inc.

10.1	Form of Stock Subscription Agreement.

10.2	Form of Registration Rights Agreement entered into between the Company and the signatories thereto.

99.1	Press release dated May 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	May 23, 2011	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer